Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-48700) and Form S-8 (No.’s 33-89862, 333-76245, 333-37154, 333-76728, 333-124880, 333-125136 and 333-150967) of Plexus Corp. of our report dated November 17, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Milwaukee, WI

November 17, 2011